UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2006

CLARK, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31256	52-2103926
(State or other jurisdiction of incorporation)	(Commission file number)	( I.R.S. employer identification no.)
102 South Wynstone Park Drive North Barrington, Illinois		60010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 304-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 23, 2006, an analyst produced a research report on Clark, Inc. (the “Company”). The Company seeks to address certain statements contained in the report as described below.

Acquisition activities. As disclosed previously, the Company has internally identified numerous firms as potential acquisition partners and currently expects to begin acquiring and/or affiliating with firms in the second half of 2006. The Company believes the analyst’s estimate as to six acquisitions (or affiliations) in 2006 and 20 acquisitions (or affiliations) in 2007 is reasonable, but there can be no assurances that such level of acquisitions or affiliations will be realized. As previously disclosed, the Company would fund these acquisitions with internally generated cash flow and draw downs from its $89 million credit facility.

EPS estimates. The views expressed in the report are the analyst’s own estimates or conclusions based on his own assumptions and information previously disclosed publicly by the Company. The Company does not provide earnings guidance.

Possible stock purchases by James Benson. The statement in the report concerning James M. Benson’s intention to purchase $2 million of Company stock in the open market was based on Mr. Benson’s current intentions. While Mr. Benson has indicated his intention to purchase Clark common stock in such amounts, he is not obligated to purchase any shares nor is there any assurance that he will do so. Currently, no insider of the Company may purchase shares until after the release of our financial results for the quarter ending March 31, 2006.

      All statements of the Company other than statements of historical fact included herein are forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. These statements are not a guarantee of future performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, such as difficulties associated with changes in tax legislation, dependence on key consultants, the Company’s dependence on persistency of existing business, credit risk related to renewal revenue, acquisition risks such as our ability to integrate acquired businesses, competitive factors and pricing pressure, dependence on certain insurance companies, changes in legal and regulatory requirements, general economic conditions and such other factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005. Such statements reflect the current views of the Company’s management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph. The Company has no intention, and disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARK, INC.

Date: March 27, 2006	By:	/s/ Thomas M. Pyra
Thomas M. Pyra
President and Chief Operating Officer